EXHIBIT 10.31

WAIVER

WHEREAS, the undersigned holders constitute the beneficial owners (“Holders”) of 100% of the issued and outstanding Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Stock”) of Optex Systems Holdings, Inc. (“Company”); and

WHEREAS, as the holders thereof have determined it is in the best interests of the Company for the Holders to waive all prior and future dividends accrued and to be accrued on the Series A Stock upon effectiveness of the Company’s currently pending registration statement on Form S-1 for the registration of 25,000,000 shares of its Common Stock  (“Registration Statement”) and that the Holders have determined that they will derive future benefit by acting in this manner and that such future benefit is adequate consideration for entering into such waiver;

IT IS HEREBY AGREED THAT:

Simultaneously upon the declaration of effectiveness of the Registration Statement by the U.S. Securities and Exchange Commission, the Holders hereby waive all rights they have under Section 5 of the Certificate of Designation of the Series A Stock both with respect to dividends which have accrued up to the date of this Waiver and which may occur on or after the date of the Waiver, in perpetuity.

In exchange for agreeing to this waiver, the Company has agreed that the new stated value per share of the Series A Preferred Stock shall be $6,860.34 (which shall be accepted as payment in full of dividends to date in the event the Registration Statement is not declared effective).

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of this 27th day of July, 2011.

ALPHA CAPITAL ANSTALT

By:/s/ Conrad Ackermann

Name: Conrad Ackermann

Title: Director

SILEAS CORPORATION

By: /s/ Stanley A. Hirschman

Name: Stanley A. Hirschman

Title: President